Exhibit 21.4

EXELON GENERATION COMPANY, LLC SUBSIDIARY LISTING

SUBSIDIARY	STATE OF INCORPORATION/ FORMATION	TRADE NAME
AmerGen Clinton NQF, LLC	Nevada
AmerGen Consolidation, LLC	Nevada
AmerGen Energy Company, LLC	Delaware
AmerGen Oyster Creek NQF, LLC	Nevada
AmerGen TMI NQF, LLC	Nevada
Boston Generating, LLC	Delaware
Braidwood 1 NQF, LLC	Nevada
Braidwood 2 NQF, LLC	Nevada
British Energy LP	Delaware
British Energy US Holdings, Inc.	Delaware
British Energy US Investments, LLC	Delaware
Byron 1 NQF, LLC	Nevada
Byron 2 NQF, LLC	Nevada
Cenesco Company, LLC	Delaware
Concomber, Ltd.	Bermuda
Dresden 1 NQF, LLC	Nevada
Dresden 2 NQF, LLC	Nevada
Dresden 3 NQF, LLC	Nevada
Exelon (Fossil) Holdings, Inc.	Delaware
Exelon Allowance Management Company, LLC	Delaware
Exelon AOG Holding #1, Inc.	Delaware
Exelon AOG Holding #2, Inc	Delaware
Exelon Boston Services, LLC	Delaware
Exelon Edgar, LLC	Delaware
Exelon Framingham Development, LLC	Delaware
Exelon Framingham, LLC	Delaware
Exelon Generation Consolidation, LLC	Nevada
Exelon Generation Finance Company, LLC	Delaware
Exelon Generation International, Inc.	Pennsylvania
Exelon Hamilton LLC	Delaware
Exelon New Boston, LLC	Delaware
Exelon New England Development, LLC	Delaware
Exelon New England Holdings, LLC	Delaware
Exelon New England Power Marketing, Limited Partnership	Delaware
Exelon New England Power Services, Inc.	Delaware
Exelon Peaker Development General, LLC	Delaware
Exelon Peaker Development Limited, LLC	Delaware
Exelon PowerLabs, LLC	Pennsylvania
Exelon SHC, Inc.	Delaware
Exelon West Medway Development, LLC	Delaware
Exelon West Medway Expansion, LLC	Delaware
Exelon West Medway, LLC	Delaware

SUBSIDIARY	STATE OF INCORPORATION/ FORMATION	TRADE NAME
Exelon Wyman, LLC	Delaware
EXRES SHC, Inc.	Delaware
ExTex LaPorte Limited Partnership	Texas	Exelon Power Texas
ExTex Marketing, LLC	Delaware
ExTex Power, LP	Delaware
ExTex Retail Services Company, LLC	Delaware	Exelon Power Services
Fore River Development, LLC	Delaware
La Salle 1 NQF, LLC	Nevada
La Salle 2 NQF, LLC	Nevada
Limerick 1 NQF, LLC	Nevada
Limerick 2 NQF, LLC	Nevada
Mystic I, LLC	Delaware	Mystic Generating
Mystic Development, LLC	Delaware
National Energy Development Inc.	Delaware
Peach Bottom 1 NQF, LLC	Nevada
Peach Bottom 2 NQF, LLC	Nevada
Peach Bottom 3 NQF, LLC	Nevada
PECO Energy Power Company	Pennsylvania
Penesco Company, LLC	Delaware
Port City Power, LLC	Delaware
Quad Cities 1 NQF, LLC	Nevada
Quad Cities 2 NQF, LLC	Nevada
Salem 1 NQF, LLC	Nevada
Salem 2 NQF, LLC	Nevada
Sithe Energies, Inc.	Delaware
Southeast Chicago Energy Project, LLC	Delaware
Susquehanna Electric Company	Maryland
Susquehanna Power Company	Maryland
The Proprietors of the Susquehanna Canal	Maryland
Zion 1 NQF, LLC	Nevada
Zion 2 NQF, LLC	Nevada